Exhibit 4.2

THERAVANCE BIOPHARMA, INC.

3.25% CONVERTIBLE SENIOR NOTES DUE 2023

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 2, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

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FIRST SUPPLEMENTAL INDENTURE  dated as of November 2, 2016 (this “Supplemental Indenture”) between THERAVANCE BIOPHARMA, INC., a Cayman Islands exempted company, as issuer (the “Company”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), supplementing the Indenture relating to unsecured debentures, notes or other evidences of indebtedness of the Company dated as of November 2, 2016, between the Issuer and the Trustee (the “Base Indenture”).  The Base Indenture, as amended and supplemented by this Supplemental Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA, and as it may be further amended or supplemented from time to time with respect to the Notes, is referred to herein as the “Indenture”.  All words, terms and phrases defined in this Supplemental Indenture shall, to the extent applicable, supersede the definitions thereof in the Base Indenture, and all words, terms and phrases used but not otherwise defined herein shall, to the extent defined in the Base Indenture, have the meanings assigned to them in the Base Indenture.  Unless otherwise specified, all references to Subsections, Sections, Articles and Exhibits are references to Subsections, Sections, Articles and Exhibits of this Supplemental Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Issuer’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Issuer under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, pursuant to Section 2.01 (Forms Generally) of the Base Indenture, the Issuer may issue Securities thereunder in the form and on the terms set forth in one or more Board Resolutions or in one or more indentures supplemental thereto;

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of a single series of Securities designated as its 3.25% Convertible Senior Notes due 2023, in an aggregate principal amount initially not to exceed $230,000,000 and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the benefit of each other and for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Notes Custodian or Conversion Agent.

“Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any weekday that is not a day on which the Trustee or banking institutions in the City of New York are authorized or obligated to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note that is in substantially the form attached as Exhibit A but that does not include the legend or the schedule called for by footnote 1 thereof.

“Change of Control” means the occurrence of any of the following after the original issuance of the Notes:

(1)                                 the acquisition by any Person of Beneficial Ownership, directly or indirectly, of the Company’s ordinary share capital entitling that Person to exercise 50% or more of the total voting power of the Company’s issued ordinary share capital entitled to vote generally in elections of directors, other than any acquisition by the Company, any of the Company’s wholly-owned Subsidiaries or any of the Company’s or its wholly-owned Subsidiaries’ employee benefit plans;

(2)                                 the consummation of (A) any share exchange, consolidation or merger of the Company pursuant to which its Ordinary Shares will be converted into cash, securities or other property or other assets; (B) any reclassification, recapitalization or change of the Company’s  Ordinary Shares (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares would be converted into, or exchanged for, Capital Stock, other securities, other property or assets; or (C) any conveyance, transfer, sale, lease or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than to one or more of the Company’s wholly-owned Subsidiaries; provided, that a transaction described in clause (A) in which the holders of the Ordinary Shares immediately prior to such transaction own, directly or indirectly, more than 50% of the Ordinary Shares of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (2); or

(3)                                 the shareholders of the Company approve any plan or proposal for its liquidation or dissolution.

Notwithstanding the foregoing, a transaction or transactions described in clauses (1) or (2) above will not constitute a Change of Control if at least 90% of the consideration for the Ordinary Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change of control consists of ordinary shares (or other common equity) traded or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or which will be so traded or quoted when issued or exchanged in connection with the change of control, and as a result of such transaction or transactions the Notes become convertible solely into consideration consisting of at least 90% (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) ordinary shares (or other common equity) traded or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or which will be so traded or quoted when issued or exchanged in connection with the change of control. In addition, a transaction or event that constitutes a Change of Control under both clause (1) and clause (2) above will be deemed to constitute a Change of Control solely under clause (2) above.

“Closing Sale Price” of Ordinary Shares on any date means the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Sale Price will be the last quoted bid price for the Ordinary Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares are not so quoted, the Closing Sale Price will be the average of the mid-point of the last bid and ask prices for the Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the first paragraph of this Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Company” shall mean such successor.

“Conversion Agent” means one or more offices or agencies where Notes may be presented for conversion.

“Conversion Price” per Ordinary Share as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.

“Conversion Rate” means the rate at which Ordinary Shares shall be delivered upon conversion, which rate shall be initially 29.0276 Ordinary Shares for each $1,000 principal amount of Notes, as adjusted from time to time pursuant to the provisions of this Indenture.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in respect of this Indenture shall be administered, which office as of the date of this instrument is located at  333 South Grand Avenue, 5th Floor Suite 5A, MAC E2064-05A, Los Angeles, CA 90071, except that with respect to presentation of Notes for payment or for registration of transfer, conversion, or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55402, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Default” means, when used with respect to the Notes, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means November 1, 2023, unless earlier repurchased, redeemed or converted.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the original issuance of the Notes.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Note means 100% of the principal amount of the Note to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) the statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note” means a Note in global form that is in substantially the form attached as Exhibit A and that includes the legend and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Note” means the person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, without duplication:

(i)                                     all of the Company’s indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the Company’s assets or to only a portion thereof), other than any trade accounts payable or other accrued current expense incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii)                                  all of the Company’s reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(iii)                               all of the Company’s obligations and liabilities (contingent or otherwise)

(A)       in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company’s balance sheet,

(B)       as lessee under other leases for facilities equipment (and related assets leased together therewith), whether or not capitalized, entered into or leased for financing purposes (as determined by the Company), or

(C)       under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements (or any personal property included as part of any such lease) that provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and all of the Company’s obligations under such lease or related document to purchase or to cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP);

(iv)                              all of the Company’s obligations (contingent or otherwise) with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(v)                                 all of the Company’s direct or indirect guarantees, agreements to be jointly liable or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (i) through (iv);

(vi)                              any indebtedness or other obligations described in clauses (i) through (v) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by the Company; and

(vii)                           any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

“Interest Payment Date” means May 1 and November 1 of each year, commencing May 1, 2017.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Notes” means the 3.25% Convertible Senior Notes due 2023 of the Company, as amended or supplemented from time to time, that are issued under this Indenture.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor thereto.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President, the Chief Financial Officer, the Controller, the Secretary, or any Assistant Controller or any Assistant Secretary of the Company designated by one of the former officers.

“Officers’ Certificate” has the meaning assigned to such term in the Base Indenture; provided, however, that for purposes of Section 5.12 “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company and (b) one other Officer.

“Ordinary Shares” means the ordinary shares of the Company, par value $0.00001, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving company, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any group within the meaning of Section 13(d) of the Exchange Act or any other entity.

“Principal” or “principal” of a debt security, including the Notes, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Regular Record Date” means, with respect to each Interest Payment Date, the April 15 or October 15, as the case may be, immediately preceding such Interest Payment Date, whether or not a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Stock Price” means the price paid, or deemed to be paid, per Ordinary Share in connection with a Make-Whole Fundamental Change as determined pursuant to Section 5.02(a).

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Termination of Trading” means the termination (but not the temporary suspension) of trading of the Ordinary Shares, which will be deemed to have occurred if the Ordinary Shares or other common equity into which the Notes are convertible is not listed or quoted for trading on any of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), and no American Depository Shares or similar instruments for such Ordinary Shares or such other common equity into which the Notes are convertible are so listed or approved for listing in the United States.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which the NASDAQ Global Market or, if the Ordinary Shares are not quoted on the NASDAQ Global Market, the principal national securities exchange on which the Ordinary Shares are listed is open for trading or, if the Ordinary Shares are not so listed, admitted for trading or quoted, any Business Day.  A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m.  (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02.  Other Definitions.

Term	Defined in Section
“Additional Amounts”	6.05
“Business Combination”	5.11
“change in tax law”	4.02
“Company Order”	3.02
“Conversion Agent”	3.03
“Conversion Date”	5.03
“Current Market Price”	5.07
“DTC”	3.01
“Depositary”	3.01
“Distributed Securities”	5.07
“Event of Default”	7.01
“Expiration Date”	5.07
“Expiration Time”	5.07
“FATCA”	6.05
“Fundamental Change Company Notice”	4.05
“Fundamental Change Repurchase Date”	4.05
“Fundamental Change Repurchase Notice”	4.05
“Make-Whole Fundamental Change”	5.01
“Make-Whole Fundamental Change Effective Date”	5.01
“Make-Whole Fundamental Change Period”	5.01
“Make-Whole Premium”	5.01
“Notice of Default”	7.01
“Paying Agent”	3.03
“Primary Registrar”	3.03
“Underwriting Agreement”	3.01
“Purchased Shares”	5.07

Term	Defined in Section
“record date”	5.07
“Receiver”	7.01
“Redemption Date”	4.02
“Redemption Notice”	4.02
“Reference Property”	5.11
“Registrar”	3.03
“Relevant Taxing Jurisdiction”	6.05
“Rights”	5.07
“Rights Plan”	5.07
“Spinoff Securities”	5.07
“Spinoff Valuation Period”	5.07
“tender offer”	5.07
“Triggering Distribution”	5.07

Section 1.03.  Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture.  This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture Trustee” or “institutional Trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.  Rules of Construction.

(a)              Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               words in the singular include the plural, and words in the plural include the singular;

(iv)                              provisions apply to successive events and transactions;

(v)                                 the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(vi)                              the masculine gender includes the feminine and the neuter;

(vii)                           references to agreements and other instruments include subsequent amendments thereto; and

(viii)                        all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.  Scope of Supplemental Indenture.  This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities.  The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02.  Designation and Amount.  The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “3.25% Convertible Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $230,000,000, subject to Section 3.01 (Amount Unlimited; Issuable in Series) of the Base Indenture and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 3.04 (Temporary Securities), Section 3.05 (Registration, Registration of Transfer and Exchange), Section 3.06 (Mutilated, Destroyed, Lost and Stolen Securities), and Section 3.11 (Global Securities; Exchanges; Registration and Registration of Transfer) of the Base Indenture and Section 4.07 and Section 5.03 of this Supplemental Indenture.

Section 2.03.  Denominations Of Notes; Payments Of Interest.  The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

Section 2.04.  Additional Notes.  The Company may, without the consent of the Holders and notwithstanding Section 2.02, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have one or more separate CUSIP numbers.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 1.02 (Compliance Certificates and Opinions) of the Base Indenture, as the Trustee shall reasonably request.

Section 2.05.  Ratification of Base Indenture.

Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Company and each

Holder, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent, Registrar or Conversion Agent hereunder, as if set forth herein in full.

ARTICLE 3
THE NOTES

Section 3.01.  Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A which Exhibit is incorporated in and made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)                       Global Notes.  All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co.  (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b)                       Book Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 3.01(b), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 3.02.  Execution and Authentication.

(a)                       An Officer shall sign the Notes for the Company by manual or facsimile signature.  Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note that has been authenticated and delivered by the Trustee.

(b)                       If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(c)                        A Note shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)                       The Trustee shall authenticate and make available for delivery for original issue Notes upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”), in the aggregate principal amount specified in such Company Order.  The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Notes and the date on which each original issue of Notes is to be authenticated.

(e)                        The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 3.03.  Registrar, Paying Agent and Conversion Agent.

(a)                       The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange.  The Company shall provide written notice to the Trustee of any Registrar, Conversion Agent or Paying Agent that is not also the Trustee.

(b)                       The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.01 and Article 8).

(c)                        The Company hereby initially designates the Trustee as Paying Agent, Registrar, Notes Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture shall be served.

Section 3.04.  Paying Agent to Hold Money in Trust.

Prior to 12:00 p.m.  (noon), New York City time, on each due date of the payment of principal of, or interest on, any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due.  Subject to Section 7.02, a Paying Agent shall hold in trust for the benefit of Holders of Notes or the Trustee all money held by the

Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any failure by the Company (or any other obligor on the Notes) to make any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m.  (noon), New York City time, on each due date of the principal of, or interest on, any Notes, segregate the money and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent.  Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 3.05.  Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, purchase, payment or conversion.  The Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Notes in accordance with its customary procedures.  All Notes which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article 4 shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Notes or issue any new Notes to replace any such Notes or any Notes that any Holder has converted pursuant to Article 5.

ARTICLE 4
TAX REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 4.01.  No Optional Redemption Generally.

The Company shall not have the option to redeem the Notes prior to the Final Maturity Date except as described in Section 4.02 below.  No sinking fund is provided for the Notes.

Section 4.02.  Optional Redemption for Certain Changes in Tax Law.

(a)                       If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts as a result of any change or amendment on or after October 27, 2016 (or, in the case of any successor pursuant to Section 8.01 (Company May Consolidate, Etc. Only on Certain Terms) of the Base Indenture, organized, resident or doing business for tax purposes in a jurisdiction that was not a relevant taxing jurisdiction as of October 27, 2016, the date such successor became the Company’s successor) in the laws, rules or regulations of any relevant taxing jurisdiction, or any change on or after October 27, 2016 (or, in the case of any successor organized, resident or doing business for tax purposes in a jurisdiction that was not a Relevant Taxing Jurisdiction as of October 27, 2016, the date such successor became our successor) in an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination) (a “change in tax law”), the Company may, at its option, redeem all, but not less than all, of the Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest on the Notes to, but excluding, the redemption date (such price, the “Tax Redemption Price” and such date, the “Tax Redemption Date”), including, for the avoidance of doubt, any Additional Amounts with respect to such redemption price (a “Tax Redemption”); provided that the Company may only elect a Tax Redemption if (x) the Company cannot avoid these obligations by taking commercially reasonable measures available to the Company and (y) the Company delivers to the Trustee an Opinion of Counsel from counsel of recognized standing in the Relevant Taxing Jurisdiction at issue and an Officers’ Certificate attesting to such change in tax law and the Company’s obligation to pay Additional Amounts.  If the Tax Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest and any Additional Amounts with respect to such interest due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Tax Redemption Price payable to the Holder that presents a Note for Tax Redemption will be equal to 100% of the principal amount of such Notes, including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price.

(b)                       Notwithstanding the foregoing, no Notes may be redeemed in a  Tax Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Tax Redemption Price with respect to such date).

(c)                        The Company will give the Holders not less than 30 days’ nor more than 60 days’ notice (a “Tax Redemption Notice”) prior to the Tax Redemption Date.  The Tax Redemption Notice shall specify:

(i)                                     the Notes to be redeemed;

(ii)                                  the Section of this Indenture pursuant to which such Notes are being redeemed;

(iii)                               that the Notes are being redeemed in full;

(iv)                              the Tax Redemption Date;

(v)                                 the Tax Redemption Price;

(vi)                              the applicable Conversion Rate and any adjustments to the Conversion Rate;

(vii)                           the applicable Conversion Price;

(viii)                        the name and address of each Paying Agent and Exchange Agent;

(ix)                              that Notes to be redeemed may be converted at any time prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date, or, if the Company fails to pay the Tax Redemption Price on such date, such later date on which the Company pays the Tax Redemption Price;

(x)                                 that Holders who want to convert their Notes must satisfy the requirements set forth therein and in the Indenture;

(xi)                              that Holders have the right to elect not to have their Notes redeemed by complying with the Applicable Procedures as to Global Notes, and if the Notes are not Global Notes, by delivering to the Paying Agent a Notice of Tax Redemption Election in the form attached as Exhibit B hereto;

(xii)                           that Holders who wish to elect not to have their Notes redeemed or to with draw such an election must satisfy the requirements set forth therein and in the Indenture;

(xiii)                        that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments or deliveries of Ordinary Shares with respect to such Notes solely as a result of the change in tax law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in Ordinary Shares, Reference Property or otherwise) after the Tax Redemption Date (or, if the Issuer fails to pay the Tax Redemption Price on such date, such later date on which the Issuer pays the Tax Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction Taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with such Tax Redemption, the Company shall be obligated to pay such Additional Amounts, if any, with respect to such conversion;

(xiv)                       that Notes to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Tax Redemption Price;

(xv)                          that, unless the Company defaults in making payment of such Tax Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Tax Redemption Date; and

(xvi)                       the CUSIP number of the Notes, and that no representation is made as to the correctness of the CUSIP number and the redemption of the Notes shall not be affected by any defect in or omission of such number;

(d)                       Simultaneously with providing the Tax Redemption Notice, the Company will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(e)                        At the Company’s request, the Trustee shall give such Tax Redemption Notice in the Company’s name and at the Company’s expense to the Holders of the Notes; provided, that the Company shall have delivered to the Trustee, at least 45 days prior to the Tax Redmeption Date (unless the Trustee consents to a shorter period, such consent not to be unreasonably withheld), an Officers’ Certificate requesting that the Trustee give such notice together with the Tax Redemption Notice to be given; and provided further, nothing in any such request shall apply to any obligation of the Company pursuant to Section 4.02(d).  If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the redemption of Global Notes.

(f)                         Upon receiving a Tax Redemption Notice, each Holder will have the right to elect to not have its Notes redeemed, in which case the Company will not be obligated to pay any Additional Amounts on any payment or delivery of Ordinary Shares with respect to such Notes solely as a result of such change in tax law  that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in Ordinary Shares, Reference Property or otherwise) after the Redemption Date, and all future payments with  respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction Taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed converts its Notes in connection with the Tax Redemption, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion.  For the purposes of this Indenture, a Note will be deemed to be converted “in connection” with a Tax Redemption if the Holder complies with the requirements set forth in the first sentence of Section 5.03(a) on or after the date the Tax Redemption Notice is given (the “Tax Redemption Notice Date”) and prior to the close of business on the second

Business Day immediately preceding the Tax Redemption Date, or, if the Company fails to pay the Tax Redemption Price on such date, such later date on which the Company pays the Tax Redemption Price.

(g)                        A Holder electing to not have its Notes redeemed must comply with the Applicable Procedures if such Notes are in the form of a Global Note. If such Notes are not in the form of a Global Note, a Holder electing to not have such Notes redeemed must deliver to the Trustee a written notice of election in the form attached as Exhibit B hereto so as to be received by the Paying Agent prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date; provided that, a Holder that complies with the requirements set forth in the first sentence of Section 5.03(a) prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date, or, if the Company fails to pay the Tax Redemption Price on such date, such later date on which the Company pays the Tax Redemption Price, will be deemed to have delivered a notice of its election to not have its Notes so redeemed.  A Holder may withdraw any notice of election (other than such a deemed notice of election) by complying with applicable DTC procedures while the Notes are global notes. If the Notes are not held in global form, a Holder may withdraw any notice of election by delivering to the Trustee a written notice of withdrawal in the form attached as Exhibit C hereto prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date, or, if the Company fails to pay the Tax Redemption Price on such date, such later date on which the Company pays the Tax Redemption Price. If no election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 4.03.  Effect of Tax Redemption Notice.

Once a Tax Redemption Notice is given, the Notes to be redeemed shall become due and payable on the Tax Redemption Date and at the Redemption Price stated in such notice, except for Notes which are converted pursuant to Article 5 and except for Notes subject to Section 4.02(f) and (g).  Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Tax Redemption Price stated in the Tax Redemption Notice. Failure to give the Tax Redemption Notice or any defect in such notice to any Holder shall not affect the validity of such notice to any other Holder.

Section 4.04.  Deposit of Tax Redemption Price.

(a)                       On or before 12:00 p.m.  (noon) New York City time on the Tax Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to pay the aggregate Tax Redemption Price of all the Notes or portions thereof that are to be redeemed as of such Tax Redemption Date, other than Notes or portions of Notes to be redeemed which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Trustee or Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Notes pursuant to Article 5.  If such money is then held by the Company or an Affiliate of the Company in trust and is not required for such purpose, it shall be discharged from such trust.

(b)                       If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Tax Redemption Price with respect to any Notes for which a Tax Redemption Notice has been given and no notice of election pursuant to Section 4.02(f) has been made or deemed made, such Note will cease to be outstanding, whether or not the Note is delivered to the Paying Agent or the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Note shall terminate (other than the right to receive the Tax Redemption Price as aforesaid, including Additional Amounts, if any, with respect thereto).  Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 4.05.  Repurchase of Notes at Option of the Holder upon a Fundamental Change.

(a)                       If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Note shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Notes of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date that is not less than 30 days nor more than 45 days after the date of the Fundamental Change Company Notice pursuant to subsection 4.05(b) (the “Fundamental Change Repurchase Date”); provided that, if the Fundamental Change Repurchase Date is after the Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date, the Company shall pay, on the corresponding Interest Payment date, accrued and unpaid interest, if any, to the Holder as of the close of business on the Regular Record date, and not to the Holder submitting the Notes for repurchase.

(b)                       At least twenty (20) days prior to the anticipated effective date of a Fundamental Change, if practicable, but in any case as promptly as practicable, the Company shall mail or send electronically pursuant to Applicable Procedures a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”).  The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(i)                                     the events causing such Fundamental Change;

(ii)                                  the date (or expected date) of such Fundamental Change;

(iii)                               the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 4.05;

(iv)                              the Fundamental Change Repurchase Date;

(v)                                 the Fundamental Change Repurchase Price;

(vi)                              the Holder’s right to require the Company to purchase the Notes;

(vii)                           the name and address of each Paying Agent and Conversion Agent;

(viii)                        the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(ix)                              the procedures that the Holder must follow to exercise conversion rights under Article 5 and that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted into Ordinary Shares pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(x)                                 the procedures that the Holder must follow to exercise rights under this Section 4.05;

(xi)                              the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xii)                           that, unless the Company fails to pay such Fundamental Change Repurchase Price, Notes covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiii)                        the CUSIP number of the Notes, and that no representation is made as to the correctness of the CUSIP number and the repurchase of the Notes shall not be affected by any defect in or omission of such number.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice to the Holders of the Notes in the Company’s name and at the Company’s expense; provided, that, in all cases,the Company shall have delivered to the Trustee, at least 15 days prior to delivering the Fundamental Change Company Notice (unless the Trustee consents to a shorter period, such consent not to be unreasonably withheld), an Officers’ Certificate requesting that the Trustee give such notice together with the Fundamental Change Company Notice to be given.  If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes.

(c)                        A Holder may exercise its rights specified in Section 4.05(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.

(i)                                     The Fundamental Change Repurchase Notice shall state:  (A) the certificate number (if such Note is held other than in global form) of the Note which the Holder will deliver to be purchased (or, if the Note is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Note which the Holder will deliver to be purchased, in integral multiples of $1,000, and (C) that such Note shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

(ii)                                  The delivery of a Note for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(iii)                               The Company shall only be obliged to purchase, pursuant to this Section 4.05, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note).

(iv)                              Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 4.05(c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.06.

(v)                                 A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(vi)                              Anything herein to the contrary notwithstanding, in the case of Global Notes, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 4.06.  Effect of Fundamental Change Repurchase Notice.

(a)        Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 4.06(b)) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Note, subject to the occurrence of the Fundamental Change Effective Date and an absence of an Event of Default, or a continuation thereof (other than a Default in the payment of the Fundamental Change Repurchase Price).  Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Repurchase Date (provided that the conditions in Section 4.05 have been satisfied) and (ii) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 4.05(c).  Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into Ordinary Shares pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 4.06(b) with respect to the Notes to be converted.

(b)                       A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, delivered in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the second Business Day immediately prior to the Fundamental Change Repurchase Date, specifying (i) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Notes have been issued, the certificate number of the Note being withdrawn in whole or in withdrawable part (or if the Notes are not certificated, such written notice must comply with the Applicable Procedures) and (iii) the portion of the principal amount of the Note that will remain subject to the Fundamental Change Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof. Notwithstanding the foregoing, in the case of Global Notes, a Holder’s written notice of withdrawal must comply with the Applicable Procedures.

Section 4.07.  Deposit of Fundamental Change Repurchase Price.

(a)                       On or before 12:00 p.m.  (noon) New York City time on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 3.04) an amount of money (in immediately available funds if deposited on such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date.

(b)                       If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Note for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the applicable Fundamental Change Repurchase Date, such Note will cease to be outstanding, whether or not the Note is delivered to the Paying Agent or the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Note shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid).  The Company shall publicly announce the principal amount of Notes repurchased on or as soon as practicable after the Fundamental Change Repurchase Date.

(c)                        The Paying Agent will promptly return to the respective Holders thereof any Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture.

(d)                       If a Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Notes payable on such Interest Payment Date will be payable to the Holders in whose names the Notes are registered at the close of business on such Regular Record Date.

Section 4.08.  Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.07 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 4.09.  Notes Purchased in Part.

Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note (or cause to be transferred by book entry), without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 4.10.  Compliance with Securities Laws upon Purchase of Notes.

In connection with any offer to purchase of Notes under Section 4.05, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Notes, all so as to permit the rights of the Holders and obligations of the Company under Section 4.05 through 4.08 to be exercised in the time and in the manner specified therein.  To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 4.11.  Purchase of Notes in Open Market.

The Company may, to the extent permitted by applicable law, and directly or indirectly (regardless of whether such notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or the Company’s Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company will cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation and any such Notes will no longer be considered “outstanding” under this Indenture upon their repurchase.

ARTICLE 5
CONVERSION

Section 5.01.  Conversion Privilege and Conversion Rate.

(a)                       Subject to and upon compliance with the provisions of this Article 5, at the option of the Holder thereof, any Note or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and non-assessable Ordinary Shares (calculated as to each conversion to the nearest 1/10,000th of a share) prior to the close of business on the second Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 5, unless purchased by the Company at the Holder’s option, at the Conversion Rate in effect at such time, determined as hereinafter provided.

(b)                       Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c)                        A Holder of Notes is not entitled to any rights of a holder of Ordinary Shares until such Holder has converted its Notes into Ordinary Shares, and only to the extent such Notes are deemed to have been converted into Ordinary Shares pursuant to this Article 5.

(d)                       The Conversion Rate shall be adjusted in certain instances as provided in Section 5.02(a) and Section 5.07.

Section 5.02.  Make-Whole Premium.

(a)                       If there shall have occurred a Fundamental Change (determined after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (2) of the definition of “Change in Control,” a “Make-Whole Fundamental Change”) and a Holder elects to convert its Notes “in connection with” such a Make-Whole Fundamental Change, the Company shall pay a premium (a “Make-Whole Premium”) by issuing additional Ordinary Shares to the Holders of the Notes as set forth in this Section 5.02.  A conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change if the relevant conversion notice is received by the Conversion Agent from, and including, the effective date of the Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Effective Date”) but before the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition of “Change of Control”, the 35th trading day immediately following the effective date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). For the avoidance of doubt, the Company will not increase the Conversion Rate pursuant to the provisions of this Section on account of an anticipated Fundamental Change that does not occur.

(b)                       Upon the surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company will deliver Ordinary Shares, including any Make-Whole Premium, as set forth in this Article 5.  However, if the consideration for the Ordinary Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of “Change of Control” is composed entirely of cash, for any conversion of Notes following the relevant Make-Whole Fundamental Change Effective Date, the conversion obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the additional shares as described in Section 5.02(c)), multiplied by such Stock Price. The Company shall notify Holders, the Trustee, and the Conversion Agent of the effective date of any Make-Whole Fundamental Change and issue a press release announcing such effective date no later than 5 Business Days after such effective date.

(c)                        The number of additional Ordinary Shares, if any, per $1,000 principal amount of Notes constituting the Make-Whole Premium shall be determined by the Company by reference to the table below, based on the Make-Whole Fundamental Change Effective Date, and the Stock Price of such Make-Whole Fundamental Change; provided that if the Stock Price or the Make-Whole Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Make-Whole Fundamental Change Effective Date is between two Stock Prices on the table or the actual Make-Whole Fundamental Change Effective Date is between two dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Make-Whole Fundamental Change Effective Date exceeds $140.00 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid, and (iii) if the Stock Price on the Make-Whole Fundamental Change Effective Date is less than $26.00 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid.  If Holders of the Ordinary Shares receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of “Change of Control”, the Stock Price shall be the cash amount paid per Ordinary Share in connection with the Make-Whole Fundamental Change.  Otherwise, the Stock Price shall be equal to the average Closing Sale Prices of the Ordinary Shares for each of the five Trading Days immediately preceding, but not including, the applicable Make-Whole Fundamental Change Effective Date.

	Stock Price
Effective Date	$ 26.00	$ 30.00	$ 34.45	$ 40.00	$ 60.00	$ 80.00	$ 100.00	$ 120.00	$ 140.00
11/2/2016	9.4339	7.3080	5.6316	4.1750	1.6193	0.6638	0.2425	0.0528	0.0000
11/1/2017	9.4339	7.1987	5.4723	3.9943	1.4787	0.5805	0.2007	0.0398	0.0000
11/1/2018	9.4339	7.0577	5.2697	3.7675	1.3110	0.4859	0.1541	0.0234	0.0000
11/1/2019	9.4339	6.8653	5.0003	3.4725	1.1083	0.3796	0.1055	0.0088	0.0000
11/1/2020	9.4339	6.5887	4.6226	3.0703	0.8628	0.2655	0.0600	0.0007	0.0000
11/1/2021	9.4339	6.1557	4.0470	2.4835	0.5687	0.1521	0.0237	0.0000	0.0000
11/1/2022	9.4339	5.4290	3.0653	1.5555	0.2508	0.0581	0.0046	0.0000	0.0000
11/1/2023	9.4339	4.3057	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 5.07 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make-Whole Premium as described above.

Notwithstanding the foregoing paragraph, in no event will the total number of Ordinary Shares issuable upon conversion of a Note exceed 38.4615 per $1,000 principal amount, subject to adjustment in the same manner as the Conversion Rate as set forth in clauses (i) through (vi) of Section 5.07(a) hereof.

The additional shares issuable pursuant to Section 5.02(a) shall be delivered upon the later of (i) the settlement date for the conversion and (ii) promptly following the Make-Whole Fundamental Change Effective Date.

(d)                       By delivering the number of Ordinary Shares issuable on conversion to the Holders, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(e)                        With respect to any Make-Whole Fundamental Change, the Company shall notify the Trustee of the amount of the Make-Whole Premium promptly in writing after the Company’s calculation thereof.  The Trustee shall not be responsible for such calculation and may conclusively rely on the Company’s calculation of the Make-Whole Premium.

(f)                         For the avoidance of doubt, if a Holder converts its Notes prior to a Make-Whole Fundamental Change Effective Date, then, whether or not the Make-Whole Fundamental Change occurs, such Holder will not be entitled to an increased Conversion Rate in connection with such conversion.

Section 5.03.  Conversion Procedure.

(a)                       To convert a Note, a Holder must (i) complete and manually sign the conversion notice on the back of the Note and deliver such notice to a Conversion Agent, (ii) surrender the Note to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (iv) pay all funds equal to the interest payable on the next interest payment date to which the Holder is not entitled.  The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Note, the Company will cause its stock transfer agent to deliver the Ordinary Shares (and cash in lieu of fractional shares) to the Holder no later than three (3) Business Days after the Conversion Date.  Anything herein to the contrary notwithstanding, in the case of Global Notes, conversion notices may be delivered and such Notes may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b)                       The person in whose name the Ordinary Shares are issuable upon conversion shall be deemed to be a holder of record of such Ordinary Shares on the Conversion Date; provided, however, that no surrender of a Note on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Ordinary Shares upon conversion as the record holder or holders of such Ordinary Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed.  Upon conversion of a Note, such person shall no longer be a Holder of such Note.  Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on Ordinary Shares issued upon conversion of a Note prior to the issuance of such shares.

(c)                        If a Holder surrenders a Note for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, then, despite the conversion, the Company shall, on the Interest Payment Date, pay the semiannual interest payable on such Note to the Person who was the Holder at the close of business on the Regular Record Date.  Such Note, upon surrender to the Company or the Conversion Agent for conversion, must be accompanied by funds equal to the amount of interest payable on the Note so converted, provided that no such payment need be made (i) in connection with any conversion following the Regular Record Date immediately preceding the final Interest Payment Date, (ii) if the Company had specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day following the corresponding Interest Payment Date, or (iii)  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(d)                       Subject to Section 5.03(c), nothing in this Section shall affect the right of a Holder in whose name any Note is registered at the close of business on a Regular Record Date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture and the Notes.  If a Holder converts more than one Note at the same time, the number of Ordinary Shares issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 5.04) shall be based on the aggregate principal amount of all Notes so converted.

(e)                        In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note.  A Note may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Note to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 5.04.  Fractional Shares.

The Company will not issue fractional Ordinary Shares upon conversion of Notes.  If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.  In lieu of any fractional share, the Company will pay an amount in cash for the current market value of the fractional share.  The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the Closing Sale Price of the Ordinary Shares on the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

Section 5.05.  Taxes on Conversion.

If a Holder converts a Note, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of Ordinary Shares upon such conversion.  The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares.  In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Company’s stock transfer agent may refuse to deliver the certificate representing the Ordinary Shares being issued in a name other than the Holder’s name until the stock transfer agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.06.  Company to Provide Ordinary Shares.

(a)                       The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of all outstanding Notes into Ordinary Shares.

(b)                       All Ordinary Shares delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c)                        The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Ordinary Shares upon conversion of Notes.

Section 5.07.  Adjustment of Conversion Rate.

(a)                       The Conversion Rate shall be adjusted from time to time by the Company as follows:

(i)                                     If the Company exclusively issues Ordinary Shares as a dividend or distribution on outstanding Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate in effect immediately prior to the close of business on the record date (as defined below) for the determination of shareholders entitled to receive such dividend or other distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable, shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 = the number of Ordinary Shares outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable; and

OS1 = the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment under this clause (i) shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after the close of business on such record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  For the purpose of this clause (i), the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company.  The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.  If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, the Conversion Rate shall again be adjusted, effective as of the date our Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)                                  If the Company shall issue to all or substantially all holders of its outstanding Ordinary Shares any rights, options or warrants entitling them (for a period of not more than 45 calendar days after the announcement date of such issuance) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Ordinary Shares (as determined in accordance with clause (viii) of this Section 5.07(a)) on the date of announcement of such issuance, the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to receive such rights or warrants shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 = the Conversion Rate in effect immediately after the close of business on such record date;

OS0 = the number of Ordinary Shares outstanding immediately prior to the close of business on such record date;

X = the total number of Ordinary Shares issuable pursuant to such rights or warrants (or into which such convertible securities are convertible); and

Y = the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants (or the aggregate conversion price of such convertible securities), divided by the Current Market Price per Ordinary Share on the date of announcement of the issuance of such rights, options or warrants.

Such adjustment under this clause (ii) shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the close of business on the record date for such issuance.  To the extent that Ordinary Shares (or securities convertible into Ordinary Shares) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights, options or warrants had not been fixed.  For the purposes of this clause (ii) in determining whether any rights, options or warrants entitle the shareholders to subscribe for or purchase Ordinary Shares at a price less than the Current Market Price per Ordinary Share on the announcement date of the issuance of such rights, options or warrants and in determining the aggregate offering price of the total number of Ordinary Shares so offered, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii)                     If the Company shall make a dividend or other distribution to all or substantially all holders of its Capital Stock, other than Ordinary Shares, evidences of indebtedness, other assets or property of the Company or rights, options or warrant to acquire its Capital Stock or other securities (excluding (x) dividends, distributions or issuances for which an adjustment was made pursuant to clause (i) or (ii) of this Section 5.07(a), (y) dividends or distributions in connection with a reclassification, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to Section 5.11, or pursuant to any Rights Plan or (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 5.07(a)(v)) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Notes on such dividend or distribution date as if each Holder had converted such Note into Ordinary Shares immediately prior to the record date with respect to such distribution), the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on such record date;

SP0 = the Current Market Price per Ordinary Share on the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding Ordinary Share as of the close of business on the record date for such distribution.

Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the close of business on the record date for the determination of shareholders entitled to receive such distribution.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of a Note shall have the right to receive, at the same time and upon the same terms as holders of the Ordinary Shares, the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Note on such record date.  If the Board of Directors determines “FMV” (as defined above) for purposes of this Section 5.07(a)(iii) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing  “SP0” (as defined above).

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Ordinary Shares consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company that are, or when issued will be, listed or admitted for trading on a U.S. national securities exchange (the “Spinoff Securities”), the Conversion Rate shall be adjusted based on the following formula, unless the Company makes an equivalent distribution to the Holders of the Notes:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for the spin-off;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for the spin-off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Ordinary Shares applicable to one share of Ordinary Shares over the first ten consecutive Trading Day period after and including the Trading Day on which ex-dividend trading commences for such distribution (the “Spinoff Valuation Period”);

MP0 = the average of the Closing Sale Prices of Ordinary Shares over the Spinoff Valuation Period.

Such adjustment shall become effective immediately prior to the opening of business on the tenth Trading Day after the date on which ex-dividend trading commences; provided, however, that in respect of any conversion after the close of business on the record date for such distribution but prior to the open of business on the Trading Day next succeeding the last Trading Day of the Spinoff Valuation Period, references in the preceding paragraph with respect to ten Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the date on which ex-dividend trading commences for such distribution and the conversion date in determining the Conversion Rate.

(iv)                              With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan of the Company currently in effect or that the Company implements after the date of this Indenture (a “Rights Plan”), or if the Company’s current Rights Plan is still in effect, in lieu of any adjustment required by any other provision of this Section 5.07 upon conversion of the Notes into Ordinary Shares, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Notes will receive, with respect to the Ordinary Shares issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Ordinary Shares at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that in the case of the Company’s current Rights Plan or a future Rights Plan, if, at the time of conversion, the Rights have separated from the Ordinary Shares in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the Ordinary Shares issuable upon conversion of the Notes as a result of the timing of the Conversion Date, the

Conversion Rate will be adjusted as if the Company distributed to all holders of Ordinary Shares Distributed Securities constituting such rights as provided in the first paragraph of clause (iii) of this Section 5.07(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights.  Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 5.07(a).  Other than as specified in this clause (iv) of this Section 5.07(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(v)                                 If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Ordinary Shares a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the record date for such Triggering Distribution;

SP0 = the average of the Closing Sale Price of Ordinary Shares over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such Triggering Distribution; and

C = the amount in cash per share of the Triggering Distribution.

Such adjustment under this clause (v) shall become effective immediately after the close of business on the record date for such Triggering Distribution.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of a Note shall have the right to receive, at the same time and upon the same terms as holders of the Ordinary Shares, the amount of cash so distributed that such Holder would have received if such holder owned a number of Ordinary Shares equal to the Conversion Rate on the record date for such dividend or distribution.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(vi)                              If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Ordinary Shares shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Ordinary Shares having a fair market value (determined as provided below) that exceeds the Closing Sale Price per share of Ordinary Shares on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;

CR1 = the Conversion Rate in effect immediately after the close of business on the Expiration Date;

AC = the fair market value of the aggregate of all cash and any other consideration (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) paid or payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”);

OS0 = the number of Ordinary Shares outstanding immediately prior to the Expiration Time (prior to giving effect to the purchase of the Purchased Shares but excluding any shares held in the treasury of the Company);

OS1 = the number of Ordinary Shares outstanding immediately after the Expiration Time (after giving effect to the purchase of the Purchased Shares and excluding any shares held in the treasury of the Company); and

SP1 = the average of the Closing Sale Prices of Ordinary Shares over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such increase will be calculated at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but will become effective at the close of business on the Expiration Date; provided that in respect of any conversion within the ten Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references in the preceding paragraph with respect to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the conversion date in determining the Conversion Rate.  In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any.  If the application of this clause (vi) of Section 5.07(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (vi).

(vii)                           For purposes of this Section 5.07, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(viii)                        For purposes of any computation under this Section 5.07, “Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Ordinary Shares for each of the ten consecutive Trading Days ending on and immediately preceding the date in question; provided, however, that if:

(A)                               the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 5.07(a) (i), (ii), (iii), (iv), (v) or (vi) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(B)                               the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 5.07(a) (i), (ii), (iii), (iv), (v) or (vi) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(C)                               the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 5.07(a)(viii), the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 5.07(a)(iii) or (vi), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Ordinary Share as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 5.07(a), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 5.07(a)(vi)) that requires an adjustment to the Conversion Rate pursuant to Section 5.07(a)(i), (ii), (iii), (iv) or (v) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event.  For purposes of this Section 5.07(a)(viii) the term “ex” date, when used:

(A)                               with respect to any issuance, dividend or distribution, means the first date on which the Ordinary Shares trade regular way on the applicable exchange or in the applicable market without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market,

(B)                               with respect to any subdivision or combination of Ordinary Shares, means the first date on which the Ordinary Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C)                               with respect to any tender or exchange offer, means the first date on which the Ordinary Shares trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 5.07, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 5.07 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors and evidenced by an Officers’ Certificate delivered to the Trustee.

(b)                                 In any case in which this Section 5.07 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for the purposes specified in this Section 5.07, the Company may elect to defer (but only until three Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.09) issuing to the Holder of any Note converted after such record date or Expiration Date the Ordinary Shares and other Capital Stock of the Company issuable upon such conversion over and above the Ordinary Shares and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities.  If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date or Expiration Date had not occurred.

(c)                                  For purposes of this Section 5.07, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d)                                 If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 5.07, during such period.

Section 5.08.  No Adjustment.

(a)                                 No adjustment in the Conversion Rate shall be required if Holders may, by virtue of their ownership of the Notes, participate in the transactions set forth in Section 5.07 above (to the same extent as if the Notes had been converted into Ordinary Shares immediately prior to such transactions) without converting the Notes held by such Holders.

(b)                                 No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted (taking into account all carried-forward adjustments described in the following proviso that have not been made); provided, however, that any adjustments which would be required to be made but for this Section 5.08(b) shall be carried forward and taken into account in any subsequent adjustment, and such carried forward adjustments shall be made, regardless of whether the aggregate adjustment is less than 1%, on (i) the conversion date for any Notes and (ii) on any Fundamental Change Effective Date or Make-Whole Fundamental Change Effective Date, unless such adjustment has already been made.  All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c)                                  No adjustment in the Conversion Rate shall be required for (i) issuances of Ordinary Shares pursuant to any present or future Company plan for reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan, (ii) the issuance of Ordinary Shares or options or rights to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company, (iii) the issuance of Ordinary Shares pursuant to any option, warrant or right, or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 5.08(c) outstanding as of the Issue Date, (iv) accrued or unpaid interest or, (v) for a change to a par value of the Ordinary Shares.

(d)                                 To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

(e)                                  Notwithstanding the foregoing, in no event shall the Conversion Rate as adjusted in accordance with the foregoing exceed 38.4615 shares per $1,000 principal amount of Notes, other than on account of adjustments to the Conversion Rate set forth in Section 5.07(a).

Section 5.09.  Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail or send electroncally pursuant to Applicable Procedures to Holders a notice of the adjustment and file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment.  Unless and until the Trustee (and the Conversion Agent if not the Trustee) shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee and/or the Conversion Agent, as applicable, may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 5.10.  Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail or send electronically pursuant to Applicable Procedures to Holders and file with the Trustee a written notice stating the proposed effective date.  The Company shall mail or send such notice at least ten days before such proposed effective date.  Failure to mail or send such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 5.10.

Section 5.11.  Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

If any of following events occur (each, a “Business Combination”):

(i)                                     any recapitalization, reclassification or change of the Ordinary Shares, other than changes resulting from a subdivision or a combination,

(ii)                                  a consolidation, merger or combination involving the Company,

(iii)                               a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than to one or more of the Company’s subsidiaries, or

(iv)                              any statutory share exchange,

in each case as a result of which holders of Ordinary Shares are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (“Reference Property”) with respect to or in exchange for Ordinary Shares, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Notes then outstanding will be entitled thereafter to convert such Notes into the kind and amount of Reference Property which they would have owned or been entitled to receive upon such Business Combination had such Notes been converted into Ordinary Shares immediately prior to such Business Combination, except that such Holders will not receive the Make-Whole Premium if such Holder does not convert its Notes “in connection with” the relevant Make-Whole Fundamental Change.  A conversion of the Notes by a Holder will be deemed for these purposes to be “in connection with” a Fundamental Change if the notice of such conversion is provided in compliance with Section 5.03(a) to the Conversion Agent during the Make-Whole Fundamental Change Period.  In the event holders of Ordinary Shares have the opportunity to elect the form of consideration to be received in such Business Combination, the Notes will be convertible into the weighted average of the kind and amount of consideration received by the holders of the Ordinary Shares that affirmatively make such an election (or, if no Holders affirmatively makes such election, the types and amounts of consideration actually received by the Holders of the Ordinary Shares).  The Company may not become a party to any such transaction unless its terms are consistent with this Section 5.11.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.  If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of Ordinary Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 4 hereof.  Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Notes into Ordinary Shares prior to the effective date of the Business Combination.

Section 5.12.  Trustee’s Disclaimer; Calculations.

(a)                       The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and/or an Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.09.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 5.

(b)                       The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in conclusively relying upon the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1.02 (Compliance Certificates and Opinions) and Section 9.03 (Execution of Supplemental Indentures) of the Base Indenture.

(c)                        With respect to the notes, Section 3.05(i) (Registration, Registration of Transfer and Exchange) of the Base Indenture is hereby amended and restated in its entirety as set forth below, and any references to Section 3.05(i) of the Base Indenture in the Base Indenture shall be deemed to be references to this Section 5.12(c) instead:

“The Company shall be responsible for making calculations called for under the Notes and this Indenture, including but not limited to, in each case, if applicable, determination of interest, additional interest, special interest, redemption price, applicable premium, make whole amount, premium, if any, the Conversion Rate and any adjustments thereto, the amount of Ordinary Shares or Reference Property deliverable in respect of any conversion, and any additional amounts or other amounts payable on the Securities.  The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Company will provide a schedule of its calculations to the Trustee and the Conversation Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee may forward the Company’s calculations to any Holder of the Securities upon the written request of such Holder at the sole cost and expense of the Company.”

Section 5.13.  Voluntary Increase.

The Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to applicable rules of The NASDAQ Global Market, by any amount for any period of time if the period is at least 20 days if the Board of Directors determines that such increase is in the Company’s best interest, and the Company provides 15 days prior written notice to any increase in the Conversion Rate to the Trustee and Holders.  The Company may also make such an increase to the Conversion Rate as the Board of Directors deems advisable to avoid or diminish U.S.  federal income tax to holders of Ordinary Shares (or rights to purchase Ordinary Shares) in connection with a dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for U.S.  federal income tax purposes.

ARTICLE 6
COVENANTS

Section 6.01.  Payment of Notes.

(a)                       The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture.  A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m.  (noon), New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment.  Subject to Section 5.03, accrued and unpaid interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose.  Principal, Fundamental Change Repurchase Price, Additional Amounts and interest, if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.  The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Notes compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.

(b)                       Payment of the principal of and interest, if any, on the Notes shall be made at the office or agency of the Company maintained for that purpose (which shall initially be at the address set forth in Section 3.03(a)) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to an account within the United States to the Trustee at least ten Business Days prior to the payment date.  Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.  Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. With respect to any certificated Notes, presentation shall be due at maturity.

Section 6.02.  SEC and Other Reports.

(a)                       The Company shall deliver to the Trustee all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q), within 15 days after it files them with the SEC; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any such successor system shall be deemed to be filed with the Trustee.  In the event that the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would be required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports will be provided at the times the Company would have been required to provide reports had it continued to be subject to such reporting requirements.

(b)                       The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default or an Event of Default, their status, and the actions the Company is taking or proposing to take in respect thereof.

(c)                        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.03. Further Instruments and Acts.

The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.04.  Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.05.  Additional Amounts.

(a)                       All payments and deliveries made with respect to this Indenture or the Notes, including, but not limited to, payments of principal, premium (if any), payments of interest and deliveries of Ordinary Shares or other Reference Property (together with payments of cash in lieu of fractional Ordinary Shares) upon conversion of the Notes, shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within any jurisdiction (other than the United States, any State thereof or the District of Columbia) in which the Company is incorporated, resident or doing business for tax purposes or any other jurisdiction through which payments are made by or on behalf of the Company in respect of the Notes or by or within any political subdivision thereof or any authority therein or thereof having power to tax (including, for the avoidance of doubt, any successor jurisdiction pursuant to Article Eight (Consolidation, Merger, Conveyance or Transfer) of the Base Indenture) (each, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. The Company will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not it is obliged to make such a withholding or deduction.  In the event of any such withholding or deduction of such Taxes, the Company shall pay to Holders such additional amounts (‘‘Additional Amounts’’) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such Holder had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)                                     in respect of any Taxes that would not have been so withheld or deducted but for the existence of any present or former connection (including, without limitation, a permanent establishment in a Relevant Taxing Jurisdiction) between the Holder or beneficial owner of the Note (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership or other business entity, between a fiduciary, settlor, beneficiary, member of, or possessor of power over, the Holder or beneficial owner) and the Relevant Taxing Jurisdiction, other than the mere receipt of payments or deliveries in respect of the Note or the mere acquisition, holding or ownership of such Note or beneficial interest or the enforcement of rights thereunder;

(ii)                                  in respect of any Taxes that would not have been so withheld or deducted if the Note had been presented (where presentation is required) within 60 days after the later of the date on which the payment of the principal, premium (if any) and interest on such Note or the delivery of Ordinary Shares or other Reference Property (and cash in lieu of any fractional shares) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder would have been entitled to additional amounts had the Note been presented on the last day of such 60-day period);

(iii)                               in respect of any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Note to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with a Relevant Taxing Jurisdiction; provided that such declaration or compliance was required as a precondition to exemption from all or part of such Taxes and the Company has given the Holders at least 30 days prior notice that they will be required to comply with such requirements;

(iv)                              in respect of any estate, inheritance, gift, value added, sales, use, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(v)                                 in respect of any Taxes that are payable otherwise than by deduction or withholding from payments or deliveries on the Notes;

(vi)                              in respect of any payment to a Holder of a Note that is a fiduciary or partnership (including an entity treated as a partnership for tax purposes) or any person other than the sole beneficial owner of such Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a partner of such partnership or the beneficial owner of such Note would not have been entitled to the additional amounts had such beneficiary, settlor, partner or beneficial owner been the actual Holder of such Note;

(vii)                           in respect of any Taxes imposed pursuant to or in connection with Sections 1471 through 1474 of the Code as of the issue date (or any amended or successor version of such sections) (“FATCA”), any regulations or other official guidance thereunder, any agreement entered into pursuant to section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with FATCA or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement; or

(viii)                        in respect of any combination of clauses (i) through (vii) above.

(b)                       Unless otherwise indicated or the context otherwise requires, all references to principal, premium (if any) and interest in respect of the Notes and the delivery of Ordinary Shares or other Reference Property (and cash in lieu of any fractional Ordinary Shares) in this Indenture will be deemed also to refer to any Additional Amounts which may be payable as set forth herein.

(c)                        The Company will furnish to the Trustee within 60 days after the date of payment of any Taxes documentation satisfactory to the Trustee evidencing payment of such Taxes. Neither the Trustee nor any paying agent shall have any responsibility or liability for the determination, verification or calculation of any Taxes or other Additional Amounts paid, or whether such amounts are payable. Copies of such documentation will be made available to Holders by the Trustee upon written request.

(d)                       The Company will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of each Note or any other document or instrument referred to in this Indenture; provided that such taxes, charges or levies in any jurisdiction resulting from, or required to be paid in connection with, the enforcement of such Note or any other such document or instrument after the occurrence and during the continuance of any Event of Default with respect to the Note in default shall be paid by the Company when due.

Section 6.06. Listing of the Notes.

The Company will use its commercially reasonable efforts to procure the listing of the Notes on the Global Exchange Market operated by and under the supervision of the Irish Stock Exchange (or on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland) prior to May 1, 2017. Additionally, the Company will use its commercially reasonable efforts to maintain the listing of the Notes on the Global Exchange Market operated under the supervision of the Irish Stock Exchange, provided that if at any time the Company determines that it will not maintain such a listing, it will use its commercially reasonable efforts to maintain a listing of the Notes on another recognized stock exchange for the purposes of Section 64 of the Taxes Consolidation Act 1997 of Ireland. Notwithstanding the foregoing, in the event that no withholding or deduction for or on account of Taxes by a Relevant Taxing Jurisdiction is reasonably expected to be required on payments and/or deliveries on the Notes if the Notes are not so listed on any such recognized stock exchange, the Company will be under no obligation to so list (or maintain the listing of) them on any such recognized stock exchange. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE 7
DEFAULT AND REMEDIES

Section 7.01.  Events of Default.   In addition to the Events of Default set forth in Section 5.01 (Events of Default) of the Base Indenture, each of the following is an “Event of Default” with respect to the Notes:

(a)                       default in the payment of the Fundamental Change Repurchase Price due with respect to the Notes, when the same becomes due and payable;

(b)                       the Company shall fail to deliver when due all Ordinary Shares, including any Make-Whole Premium, if any, and any cash, deliverable upon conversion of the Notes, which default continues for ten days;

(c)                        the Company shall fail to deliver a Fundamental Change Company Notice when due; or

(d)                       the Company shall fail to pay any principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred.

Section 7.02.  Acceleration.

Notwithstanding Section 5.02 (Acceleration of Maturity; Rescission and Annulment) of the Base Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii)  the failure to comply with the reporting obligations with respect to SEC filings that are described above under Section 6.02(a), will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 days after the occurrence of such Event of Default, and 0.50% per annum of the principal amount of the Notes outstanding from the 91st day until the 180th day following the occurrence of such an Event of Default.  This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the special interest began to accrue on any Notes.  The special interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations hereunder first occurs to but not including the 180th day following the occurrence of such an Event of Default (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), whereupon such special interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th day, the Notes will be subject to acceleration as provided above.  In the event the Company does not elect to pay special interest upon an Event of Default in accordance with this paragraph or the Company elects to make such payment but does not pay the special interest when due, the Notes will be subject to acceleration as provided above.

If special interest is payable on the Notes pursuant to this Section 7.02, the Company will provide an Officers’ Certificate to the Trustee on or before the Record Date for each Interest Payment Date such special interest is payable setting forth the accrual period and the amount of such special interest. The Trustee may provide a copy of such Officers’ Certificate to any Holder upon written request. The Trustee shall not at any time be under any duty or responsibility to determine whether any special interest is payable, or with respect to the nature, extent, or calculation of the amount of any special interest owed, or with respect to the method employed in such calculation of any special interest.

Section 7.03.  Rights of Holders to Receive Payment and to Convert.

The provisions of Section 5.07 (Limitation on Suits) of the Base Indenture  shall not apply with respect to actions for the payment or delivery of overdue principal, premium, if any, the Fundamental Change Repurchase Price, Additional Amounts, Make-Whole Premium or interest or for the conversion of the Notes pursuant to Article 5.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment or delivery of the principal amount, Fundamental Change Repurchase Price, Additional Amounts, Make-Whole Premium and interest, if any in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this Indenture, (whether upon repurchase or otherwise), and to convert such Note in accordance with Article 5, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 5, is, subject to compliance with the provisions of Section 5.07 (Limitation on Suits) of the Base Indenture (as modified by this Section 7.03), absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01.  Satisfaction and Discharge of Indenture.  With respect to the Notes, Section 4.01 (Satisfaction and Discharge of Indenture) of the Base Indenture is amended and restated in its entirety as follows, and references to Section 4.01 in the Base Indenture shall be deemed to be references to this Section 8.01 instead:

(a)                       This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(i)                                     all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 (Mutilated, Destroyed, Lost and Stolen Securities) of the Base Indenture and (B) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 4.05 (Application of Trust Money) and Section 10.03 (Money for Securities Payments to Be Held in Trust) of the Base Indenture have been delivered to the Trustee for cancellation; or

(ii)                                  all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable; provided in the case of this clause (ii), that

(1)                                 the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) cash as trust funds and/or (solely to satisfy the Company’s conversion obligation) Ordinary Shares, in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness related to such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Final Maturity Date, as the case may be;

(2)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Notes pursuant to Article 5 and the obligations of the Company to the Trustee under Section 6.07 (Compensation and Reimbursement) of the Base Indenture shall survive such satisfaction and discharge until the Notes have been paid in full.  Further, if money shall have been deposited with the Trustee pursuant to clause (ii) of Section 8.01(a), the provisions of Sections 3.03, 3.04, 6.01, Section 10.04, Article 5 and this Article 8 of this Supplemental Indenture and the provisions of Section 3.05 (Registration, Registration of Transfer and Exchange), Section 3.06 (Mutilated, Destroyed, Lost and Stolen Securities), Section 3.11 (Global Securities; Exchanges; Registration and Registration of Transfer), Section 4.05 (Application of Trust Money), Section 7.02(a) (Preservation of Information; Communications to Holders) and Section 10.03 (Money for Securities Payments to Be Held in Trust) of the Base Indenture  shall survive such satisfaction and discharge until the Notes have been paid in full.

ARTICLE 9
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders. With respect to the Notes, the following shall be inserted after subsection (13)  of Section 9.01 (Supplemental Indentures Without Consent of Holders) of the Base Indenture, and subsection (14) shall be renumbered as subsection (15):

“(14) in connection with any transaction described under Section 5.10 of the Supplemental Indenture, provided that the Notes are convertible into Reference Property, subject to the provisions described under Article 5 of the Supplemental Indenture, and make certain related changes to the term of the Notes to the extent expressly required herein; or”

Section 9.02.  With Consent of Holders. With respect to the Notes, the following shall be inserted after subsection (1)  of Section 9.02(b) (Supplemental Indentures With Consent of Holders) of the Base Indenture, and the succeeding subsections shall be renumbered accordingly:

“(2) change the Company’s obligation to pay Additional Amounts in respect of the Notes; or

(3) reduce the Fundamental Change Repurchase Price with respect to any of the Notes; or

(4) except as otherwise permitted or contemplated by Section 5.11 of the Supplemental Indenture, adversely affect the conversion rights (including any Make-Whole Premium) of the Notes; or”

Section 9.03.  Waiver of Past Defaults. With respect to the Notes, Section 5.13 (Waiver of Past Defaults) of the Base Indenture shall be amended and restated in its entirety as follows, and references to Section 5.13 of the Base Indenture shall be deemed to be references to this Section 9.03 instead:

The Holders of not less than a majority in aggregate principal amount of the Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to the Notes and its consequences, except a default

(1)           in the payment of the principal of or premium or interest on any Note,

(2)           in the obligation to delivery Ordinary Shares (including any Make-Whole Premium) upon conversion, or

(2)           in respect of a covenant or provision hereof that under Section 9.02 cannot be modified or amended without the consent of the Holder of each Note.

ARTICLE 10
MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 10.02.  Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Theravance Biopharma, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attn: General Counsel
Fax: 650-808-6095

with a copy (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP
1200 Seaport Boulevard
Redwood City, CA 94063
Attn: David Young
Fax: 877-881-6005

and

Shearman & Sterling LLP
535 Mission St., 25th Fl.
San Francisco, CA 94107
Attn: John Wilson and Alan Seem
Fax: 415-616-1199

if to the Trustee, to the Corporate Trust Office.

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.  Notice to or from the Trustee shall not be via electronic mail.  Notices to the Trustee via facsimile shall promptly be followed by the original written notice.

Any notice or communication mailed to a Holder of a Note shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however that: (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an “Officer” of the Company

Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Securities.  If a notice or communication to a Holder of a Note is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails any notice to a Holder of a Note, it shall mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.  Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods; provided, however, that the Trustee shall have received or have on file an incumbency certificate listing persons designated to give such instructions or directions on behalf of the Company and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced by a duly executed addendum to such incumbency certificate whenever a person is to be added or deleted from the listing.  The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.  The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct.

Section 10.03.  Governing Law.

This Supplemental Indenture and the Notes, including any claim or controversy arising out of or relating to the Supplemental Indenture or the Notes, shall be governed by the laws of the State of New York.

Section 10.04.  Record Date for Vote or Consent of Holders of Securities.

The Company (or, in the event deposits have been made pursuant to Section 8.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action.  Notwithstanding the provisions of Section 9.07 (Revocation and Effect of Consents) of the Base Indenture, if a record date is fixed, those persons who were Holders of Notes at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 10.05.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.06.  No Recourse Against Others.

All liability described in paragraph 16 of the Notes of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

Section 10.07.  No Security Interest Created.

Nothing in this Indenture or in the Notes, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 10.08.  Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.09.  Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.10.  Separability.

If any provisions in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11.  Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.12.  Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13.  Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Renee Gala
Name: Renee Gala
Title: Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO INDENTURE]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[SIGNATURE PAGE TO INDENTURE]

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

1  This paragraph should be included if the Note is a Global Note.

THERAVANCE BIOPHARMA, INC.

3.25% Convertible Senior Notes due 2023

No. [ ]	CUSIP: 88339K AA0

Theravance Biopharma, Inc., a Cayman Islands exempted company, promises to pay to Cede & Co.  or registered assigns the principal amount of                                               ($          ) on November 1, 2023.

This Note shall bear interest as specified on the other side of this Note.  This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: November       , 2016

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THERAVANCE BIOPHARMA, INC.

By:
Name:
Title:

[Signature Page to Global Note]

Dated: November       , 2016

Trustee’s Certificate of Authentication:
This is one of the Notes referred to in
the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

[FORM OF REVERSE SIDE OF NOTE]

THERAVANCE BIOPHARMA, INC.

3.25% CONVERTIBLE SENIOR NOTES DUE 2023

1.                                      INTEREST

Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 3.25% per annum.  The Company shall pay interest semiannually on April 15 and October 15 of each year (each an “Interest Payment Date”), commencing May 1, 2017.  Each payment of interest will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date, provided that the first interest payment on May 1, 2017, will include interest from November 2, 2016 through the day before the relevant Interest Payment Date (or purchase date, as the case may be).  Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.  Any payment of principal or interest required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day.

2.                                      METHOD OF PAYMENT

The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on April 15 or October 15, as the case may be, (each, a “Regular Record Date”) next preceding the related Interest Payment Date.  The Holder must surrender this Note to a Paying Agent to collect payment of principal.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may pay principal and interest in respect of any Certificated Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least ten Business Days prior to the Payment Date.  The Company may mail an interest check to the Holder’s registered address.  Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.                                      PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, Wells Fargo Bank, National Association (the “Trustee”, which term shall include any successor Trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder.  The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.                                      INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Securities of the Company designated as its 3.25% Convertible Senior Notes Due 2023 (the “Notes”), issued under a base indenture, as supplemented by a supplemental indenture, each dated as of November 2, 2016 (together, and as may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), between the Company and the Trustee.  The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.  This Note is subject to all such terms, and the Holder of this security is referred to the Indenture and said Act for a statement of them.  Capitalized terms not defined herein have the meaning ascribed to such terms in the Indenture.

The Notes are senior unsecured obligations of the Company initially limited to $230,000,000 aggregate principal amount.  The Indenture does not limit other debt of the Company, secured or unsecured.

5.                                      ADDITIONAL AMOUNTS

The Company will make all payments and deliveries on account of the Notes without withholding or deduction for taxes imposed by a Relevant Tax Jurisdiction, unless such withholding or deduction is required by law. If any such withholding or deduction is required, the Company will, in certain cases and subject to certain exceptions, pay such Additional Amounts as may be necessary so that the net amount received by Holders of the Notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction.

6.                                      TAX REDEMPTION

If the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts as a result of any change or amendment after October 27, 2016 in the laws or any rules or regulations of a Relevant Taxing Jurisdiction, the Company may at its option redeem all but not less than all of the Notes (except in respect of certain Holders that elect otherwise) at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest and Additional Amounts to, but excluding, the redemption date.

The Company may not otherwise redeem the Notes prior to the Final Maturity Date, and no sinking fund is provided for the Notes.

7.                                      PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs prior to the Final Maturity Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Notes held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date.  The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the second Business Day preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.                                      CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Note that is $1,000 principal amount or integral multiples thereof.

9.                                      DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  A Holder may register the transfer of or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.                               PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

11.                               UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture.  After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.                               AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes as provided in the Indenture.

13.                               SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14.                               DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(1)                                 the Company shall fail to pay when due the Principal or any Fundamental Change Repurchase Price of any Note, when the same becomes due and payable; or

(2)                                 the Company shall fail to pay an installment of interest, on any of the Notes, which failure continues for 30 days after the date when due; or

(3)                                 the Company shall fail to deliver when due all Ordinary Shares, including any Make-Whole Premium, if any, and any cash deliverable upon conversion of the Notes, which failure continues for ten days; or

(4)                                 the Company shall fail to give a Fundamental Change Company Notice when due; or

(5)                                 the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Notes or the Indenture for a period of 75 days after receipt by the Company of a Notice of Default specifying such failure; or

(6)                                 the Company shall fail to pay any principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(7)                                 certain events of bankruptcy, insolvency or reorganization affecting the Company.

Notwithstanding the above, no Event of Default under clause (5) above shall occur until the Trustee notifies the Company in writing upon the written direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (5), after receipt of such notice.

If an Event of Default (other than an Event of Default specified in clause (6) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Notes to be immediately due and payable.  Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately.  If an Event of Default specified in clauses (6) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Notes) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under the Indenture have been made.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Notwithstanding the acceleration provision above, to the extent elected by the Company, the sole remedy for an Event of Default relating (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with the reporting obligations in the Indenture with respect to SEC filings that are described under Section 6.02(a) of the Supplemental Indenture will, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 days after the occurrence of such Event of Default, and 0.50% per annum of the principal amount of the Notes outstanding from the 91st day until the 180th day following the occurrence of such an Event of Default. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the special interest began to accrue on any Notes.  The special interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations hereunder first occurs to but not including the 180th day following the occurrence of such an Event of Default (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such special interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th day, the Notes will be subject to acceleration as provided above.  In the event the Company does not elect to pay special interest upon an Event of Default in accordance with this paragraph or the Company elects to make such payment but does not pay the special interest when due, the Notes will be subject to acceleration as provided above.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests.  The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

15.                               TRUSTEE DEALINGS WITH THE COMPANY

Wells Fargo Bank, National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.                               NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation.  The Holder of this Note by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

17.                               AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

18.                               ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.                               INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.  This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture.  Requests may be made to:  Theravance Biopharma, Inc., 901 Gateway Boulevard, South San Francisco, California 94080, Attention:  General Counsel (Fax:  650-808-6095).

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc.  sec.  or tax I.D.  no.):

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into Ordinary Shares of the Company, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $           .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc.  sec.  or tax I.D.  no.):

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Theravance Biopharma, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Theravance Biopharma, Inc.  (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Note and the Indenture referred to in the Note at the Fundamental Change Repurchase Price, together with accrued and unpaid interest, to, but excluding, such date, to the registered Holder hereof.

Dated:
Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an

integral multiple of $1,000, if less than all): $

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES(1)

The following exchanges, purchases or conversions of a part of this Global Note have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Notes Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note

(1)                                     This schedule should be included only if the Note is a Global Note.

EXHIBIT B

Form of Notice of Tax Redemption Election Not to Redeem Note

To: Theravance Biopharma, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a Tax Redemption Notice from Theravance Biopharma, Inc.  (the “Company”) as to the occurrence of a change in tax law and related Tax Redemption described in the Tax Redemption Notice. The undersigned registered owner of this Note hereby elects to not have its Notes redeemed and requests and instructs the Company not to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Note and the Indenture referred to in the Note.

Dated:
Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount not to be redeemed (in an

integral multiple of $1,000, if less than all): $

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

B-1

EXHIBIT C

Form of Notice of Withdrawal of Tax Redemption Election Not to Redeem Note

To: Theravance Biopharma, Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a Tax Redemption Notice from Theravance Biopharma, Inc.  (the “Company”) as to the occurrence of a change in tax law and related Tax Redemption described in the Tax Redemption Notice, and has previously delivered its Notice of Tax Redemption Election Not to Redeem Note. The undersigned registered owner of this Note hereby elects to withdraw its Notice of Tax Redemption Election Not to Redeem Note to have its Notes redeemed and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the Tax Redemption Notice and with the terms of the Note and the Indenture referred to in the Note.

Dated:
Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an

integral multiple of $1,000, if less than all): $

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

C-1